UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Property Acquisition

The information set forth under Items 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01

Item 2.01   Completion of Acquisition of Disposition of Assets.

On September 2, 2015, Hartman Skymark Tower LLC, or “Skymark LLC,” a wholly-owned subsidiary of our operating partnership, acquired a fee simple interest in an eight story office building containing approximately 115,700 square feet of office space located in Arlington, Texas, commonly known as Skymark Tower, or the “Skymark Property.”

Skymark LLC acquired the Skymark Property from an unrelated third party seller, for a purchase price, as amended, of $8,846,000, exclusive of closing costs.  Skymark LLC financed the payment of the purchase price for the Skymark Property with proceeds from our ongoing public offering and loan advance proceeds from a recently established revolving credit facility.

An acquisition fee of approximately $221,150 was earned by Hartman Advisors LLC, our affiliated external advisor, in connection with the purchase of the Skymark Property.

Property Management

On July 7, 2015, Skymark LLC and Hartman Income REIT Management, Inc., or the “Property Manager,” our affiliate, entered into a Real Property Management Agreement, or the “Management Agreement,” pursuant to which the Property Manager will manage and be the exclusive leasing agent for the Skymark Property.  Pursuant to the terms of the Management Agreement, Skymark LLC will pay the Property Manager a monthly management fee of 3% of the effective gross revenues (as defined in the Management Agreement). Skymark LLC will also pay a leasing fee (as defined in the Management Agreement and subject to the further terms contained therein) in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property for new leases and for the renewal of existing leases.  The Management Agreement has an initial term of one year and will be automatically extended on an annual basis unless either party gives 30 days’ prior written notice of its desire to terminate the Management Agreement. Skymark LLC or the Property Manager may terminate the Management Agreement in the event of default by the other party if such default is not cured within ten days after written notice from the other party, provided that if the default cannot be reasonably cured within the ten day period, the cure period shall be reasonably extended provided the party obligated to cure such default endeavors with diligence to do so.  Skymark LLC may terminate the Management Agreement at any time upon written notice in the event of the Property Manager’s fraud, gross malfeasance, gross negligence or willful misconduct.

Description of the Property

The Skymark Property was built in 1985. The Skymark Property was approximately 78% occupied by 25 tenants as of September 2, 2015.  The Skymark Property is located at Cooper Street and I-30 between Dallas and Fort Worth and just 10 miles south of DFW International Airport and minutes east of the Arlington Entertainment District, home to the Dallas Cowboys and the Texas Rangers.

The material terms of the Management Agreement described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Real Property Management Agreement, dated as of July 7, 2015 by and between Hartman Skymark Tower, LLC and Hartman Income REIT Management, Inc.
10.2	First Amendment to Purchase and Sale Agreement dated as of June 29, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership
10.3	Second Amendment to Purchase and Sale Agreement dated as of July 6, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership
10.4	Third Amendment to Purchase and Sale Agreement dated as of July 21, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: September 8, 2015	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

___________________________________________________________________

EXHIBIT INDEX

Exhibit	Description
10.1	Real Property Management Agreement, dated as of July 16, 2015 by and between Hartman Skymark Tower, LLC and Hartman Income REIT Management, Inc.
10.2	First Amendment to Purchase and Sale Agreement dated as of June 29, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership
10.3	Second Amendment to Purchase and Sale Agreement dated as of July 6, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership
10.4	Third Amendment to Purchase and Sale Agreement dated as of July 21, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership